UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2013

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	980583166
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

21 Sparrow Circle, White Plains, NY 10605
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +972.4.824.2051

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Process Development Agreement with ATI BVBA

On May 6, 2013 our wholly owned subsidiary, Orgenesis Ltd. entered into a Process Development Agreement with ATI BVBA, a Belgium company which is a wholly owned subsidiary of Advanced Technology Materials, Inc. (“ATMI”), a US publicly traded company. The objective of this service agreement is for ATMI to supply Orgenesis with a complete disposable manufacturing process for expansion of a patient’s liver cells outside of the body. The machinery to be produced by ATMI would be automated as much as possible. ATMI has designed and developed expansion technology which includes a multi-plate bioreactor especially developed for adherent fragile cell culture applications such as adult liver cells culture.

The agreement is for a period of six months unless terminated by either party with 30 days advance written notice to the other party.

A copy of the agreement is attached as exhibit 10.1 to this current report on Form 8-K.

Subscription Agreement with ATMI

On May 6, 2013, we entered into a subscription agreement with ATMI, pursuant to which ATMI purchased 1,526,718 units of our securities at a price of $0.8515 per unit for gross proceeds of $1,300,000. Each Unit consists of one share of our common stock and one common share purchase warrant. Each warrant may be exercised pursuant to the terms of the warrant certificate for a period of two years from issuance at an exercise price of $1.00, subject to adjustments as set out in the warrant certificate.

A copy of the subscription agreement and the warrant certificate are attached as exhibits 10.2 and 10.3 to this current report on Form 8-K.

Registration Rights Agreement

In connection with the subscription agreement, we also entered into a registration rights agreement dated May 6, 2013, whereby we agree to provide notice to ATMI that we will register their shares if we file a registration statement with the Securities and Exchange.

A copy of the registration rights agreement is attached as exhibit 10.4 to this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
10.1	May 6, 2013 Process Development Agreement with ATI BVBA
10.2	Form of subscription agreement
10.3	Form of warrant
10.4	Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By: /s/ Dov Weinberg
Dov Weinberg
Chief Financial Officer, Secretary and Treasurer
May 8th, 2013